As filed with the Securities and Exchange Commission on March 8, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

KENEXA CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	7372	23-3024013
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employe
of incorporation or organization)	Classification Code Number)	Identification No.)

650 East Swedesford Road
Wayne, Pennsylvania 19087
(610) 971-9171

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Nooruddin S. Karsan
Chief Executive Officer and Chairman of the Board of Directors
Kenexa Corporation
650 East Swedesford Road
Wayne, Pennsylvania 19087
(610) 971-9171

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry M. Abelson	Selim Day
John P. Duke	Wilson Sonsini Goodrich & Rosati
Pepper Hamilton LLP	Professional Corporation
3000 Two Logan Square	12 East 49th Street, 30th Floor
18th and Arch Streets	New York, New York 10017
Philadelphia, PA 19103-2799	(212) 999-5800
(215) 981-4000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-131409

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (1) (3)	Amount of registration fee
Common Stock (par value $.01 per share)	902,750	$27.00	$24,374,250	$2,608.04

(1)          Includes offering price of shares that the underwriters have the option to purchase to cover over-allotments, if any.

(2)          The 902,750 shares of Common Stock being registered in this Registration Statement is in addition to the 5,249,750 shares of Common Stock registered pursuant to Registrant’s Registration Statement on Form S-1 (File No. 333-131409).

(3)          Based on the public offering price.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

                This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”).  This Registration Statement relates to the public offering of the Common Stock of the Registrant contemplated by the Registration Statement on Form S-1, as amended (File No. 333-131409), previously filed by the Registrant (the “Prior Registration Statement”) and declared effective by the Commission on March 7, 2006.  The contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

Item 16.  Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibit
5.1	Opinion of Pepper Hamilton LLP
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Brown & Brown LLP
23.3	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated herein by reference to Exhibit 24.1 to the Registration Statement (File No. 333-131409) on Form S-1 of Kenexa Corporation)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Pennsylvania, on  this 8th day of March 2006.

Kenexa Corporation

By:	/s/ Nooruddin S. Karsan
Nooruddin S. Karsan
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on March 8, 2006, by the following persons in the capacities indicated.

	Signature	Title

	/s/ Nooruddin S. Karsan	Chairman of the Board and Chief Executive Officer and
	Nooruddin S. Karsan	Director (Principal Executive Officer)

	/s/ Donald F. Volk	Chief Financial Officer (Principal Financial and
	Donald F. Volk	Accounting Officer)

	*	Director
Barry M. Abelson

	*	Director
Elliot H. Clark

	*	Director
Bill L. Erickson

	*	Director
Joseph A. Konen

	*	Director
John A. Nies

	*	Director
Richard J. Pinola

	*	Director
John C. Rutherford

*By:	/s/ Donald F. Volk
Donald F. Volk
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Pepper Hamilton LLP
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Brown & Brown LLP
23.3	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated herein by reference to Exhibit 24.1 to the Registration Statement (File No. 333-131409) on Form S-1 of Kenexa Corporation)